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                                EXHIBIT (10)(x)

                        Material Contracts -- Agreement
                          Regarding Dan Gordman Fund,
                          between the Estate of Esther
                            Gordman, The Dan Gordman
                          Fund and Richman Gordman 1/2
                        Price Stores, Inc., dated as of
                               December 13, 1996.








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                      AGREEMENT REGARDING DAN GORDMAN FUND
     THIS AGREEMENT is made by and between The Estate of Esther Gordman ("Estate"), The Dan Gordman Fund (hereinafter "Gordman Fund") and Richman Gordman 1/2 Price Stores, Inc., a Delaware corporation (hereinafter "RG").
     WHEREAS, The Gordman Fund is the beneficiary of and asserts it has a claim (the "Subrogation Claim") against the proceeds of Security Life of Denver Policy No. 9547594 (the "Policy") which insured the life of Dan Gordman; and
     WHEREAS, RG and Esther Gordman collaterally assigned the Policy proceeds to Harris Trust & Savings Bank (hereinafter "Harris Bank"), which assignment the Estate and the Gordman Fund do not dispute; and
     WHEREAS, upon the death of Dan Gordman (the insured) the Policy proceeds were applied by Harris Bank to the balance due on a certain installment note executed by RG in favor of Harris Bank (the "Note"); and
     WHEREAS, RG acknowledges that the Subrogation Claim is valid and, upon payment in full of the Note, shall become fully payable in accordance with Paragraph 2 below; and
     WHEREAS, the amount of the Subrogation Claim by the Gordman Fund can be calculated as follows:


     Insurance Payment:

     Death Benefit plus Accelerator Rider:        $655,606.50
     Premium Reimbursement:                       $325,787.40 (48.95%)
     Balance for Fund:                            $339,819.10 (51.05%)
     Interest from date of death
     until paid by insurer:                       $ 14,801.63


     Company portion (48.95%):                    $  7,245.40




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     Fund Portion (51.05%):                     $7,556.23
     Total principal amount of subrogation
                       claim:

     Death benefit:                             $339,819.10
     Interest paid by insurer:                  $  7,556.23
                                                -----------
        Total Subrogation Claim                 $347,375.33

NOW, THEREFORE the Estate, Gordman Fund and RG agree as follows:

     1. RG agrees, upon payment in full of the Note, to pay to the Gordman Fund the Subrogation Claim principal amount of $347,375.33, plus interest on the unpaid balance at the rate of 7%, which shall accrue from and after May 5, 1994, the date on which Harris Bank applied the proceeds of the Policy to the Note.
     2. Payments of the Subrogation Claim amount shall be paid by RG to the Gordman Fund on the 20th day of each month, commencing the month after the Note is paid in full, in the amount of $67,000 per month until fully paid.

     Dated: December 13, 1996

                               DAN GORDMAN FUND



                               By: /s/ Jerome P. Gordman
                                  ---------------------------------
                                  Jerome P. Gordman, Trustee


                               RICHMAN GORDMAN 1/2 PRICE STORES,  INC.


                               By: /s/ Jeffrey J. Gordman
                                  ---------------------------------
                                  Jeffrey J. Gordman, President and Chief
                                  Executive Officer

                               ESTATE OF ESTHER GORDMAN

                               By:    /s/ Jerome P. Gordman
                               ---------------------------------
                               Jerome P. Gordman, Co-Personal Representative



                               By: /s/ Nelson T. Gordman
                               ---------------------------------
                               Nelson T. Gordman, Co-Personal Representative